CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Washington Banking Company

We consent to the incorporation by reference in the registration statement (Form S-8 No. 333-57431) pertaining to the Whidbey Island Bank 401(k) Plan of our report dated May, 24, 2005, with respect to the financial statements and schedules of the Whidbey Island Bank 401(k) Plan included in this Annual Report (Form 11-K) for the fiscal year ended December 31, 2004.

/s/ MOSS ADAMS LLP

Bellingham, Washington

June 29, 2005